EXHIBIT 14.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of Cimatron Ltd. on Form S-8, File number 333-12458 and each prospectus constituting a part thereof, of our report dated February 17, 2004 of the consolidated financial statements of Cimatron Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2003.

/s/ BRIGHTMAN ALMAGOR & CO.
CERTIFIED PUBLIC ACCOUNTANTS
A MEMBER OF DELOITTE TOUCHE TOHMATSU

Tel Aviv, Israel
June 29, 2004